Exhibit 10.1

FIRST AMENDMENT

TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“this Amendment”) is made as of November 1, 2019 (“First Amendment Effective Date”), between SIENTRA, INC., a Delaware corporation (“Tenant”), and FAIRVIEW BUSINESS ASSOCIATES, LLC, a California limited liability company (“Landlord”).

RECITALS

A. Landlord, by and through its predecessor in interest Fairview Business Center, L.P., and Tenant entered into that certain Multi-Purpose Commercial Building Lease dated March 28, 2014 (the “Lease”), pursuant to which Tenant leases approximately 20,197 rentable square feet of space commonly known as Suites 200 (the “Premises”) located at 420 South Fairview Avenue, Goleta, California (the “Building”).

B. Tenant exercised its renewal option for a renewal term of five years.

C. Tenant and Landlord have agreed upon the Fair Market Rental Rate and desire to amend the Lease to extend the Term and modify the Minimum Monthly Rent for the Renewal Term.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment that are not defined herein shall have the meanings for such terms as set forth in the Lease.

2. Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference as if fully set forth herein.

3. Renewal Term. The Term of the Lease shall be extended for a period of five years (“Renewal Term”), commencing on March 1, 2020 and ending February 28, 2025 (the “Termination Date”). Landlord and Tenant hereby agree and acknowledge that Tenant shall not have any rights to extend or renew the Term of the Lease after the Termination Date.

4. Minimum Monthly Rent. Effective as of the first day of the Renewal Term, the Minimum Monthly Rent shall equal the sum of $1.75 per square foot per month payable in monthly installments in the amount of $35,344.75 due on or before the first day of each month in accordance with the terms of the Lease. In accordance with Exhibit G and Section E.(2) of the Lease, the Minimum Monthly Rent shall be increased by three percent (3%) on the first (1st) day of March 2021, and on the first (1st) day of March annually thereafter.

5. No Further Modifications. Except as herein modified or amended, the provisions, conditions and terms of this Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

6. Confidentiality. Tenant, its principals, employees, agents, representatives and attorneys agree to keep the terms of this Amendment strictly confidential and shall not disclose either directly or indirectly the terms of this Amendment to any person or entity without the prior written permission of Landlord; provided, however, that Landlord’s permission shall not be required for disclosure compelled by applicable laws, rules and regulations and disclosures to Tenant’s lenders, current or bona fide potential investors, accountants and members of Tenant’s Board of Directors, and Tenant’s officers, agents, employees and professional representatives.

7. Estoppel. As of the date of this Amendment, Tenant acknowledges and agrees that, to the best of its current, actual knowledge, Landlord is not currently in breach or default of any of its obligations or covenants under or pursuant to the Lease, and that Tenant has no claim against Landlord which may be offset against the payment of Rent or other sums accruing under the Lease, or any other claim or cause of action against Landlord.

8. Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment except for Hayes Commercial (“Tenant’s Broker”). Tenant hereby agrees to be responsible for any payment of fees or commissions to Tenant’s Broker. Tenant agrees to indemnify and hold Landlord, its members, partners, officers, directors, employees, mortgagee(s) and agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

9. Entire Agreement. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when executed and delivered shall together constitute one and the same instrument.

11. Authority. Each of Landlord and Tenant represents to the other that the person executing this Amendment for such party is acting on behalf of such party and is duly authorized to execute this Amendment for such party.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the First Amendment Effective Date.

TENANT:

SIENTRA, INC.,

a Delaware corporation

By:	/s/ Paul Little
Name:	Paul Little
Title:	CFO

LANDLORD:

FAIRVIEW BUSINESS ASSOCIATES, LLC,

a California limited liability company

By:	/s/ Arnold Brier
Name:	Arnold Brier
Title:	Authorized Representative

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